CERTIFIED PUBLIC ACCOUNTANTS

                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


I consent to the use in this Registration Statement on Form SB-2 of Segway VI Corp. of my report dated March 21, 2001 appearing in the Prospectus which is part of this Registration Statement.

I also consent, if inserted and required, to the reference to me under the heading "Experts" in such Prospectus.

GATELY & ASSOCIATES, LLC

/s/ James P. Gately
-------------------------------
James P. Gately, CPA

Orlando, Florida
June 7, 2001